SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2006

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broadway, Suite #214 Boston, MA		02127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 699-1919

(Former Name or Former Address, if Changed Since Last Report) : N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Datameg Corporation (the "Company" or "Registrant"), has dismissed Fitzgerald, Snyder & Co., P.C. ("Fitzgerald, Snyder") as the Company’s independent registered public accounting firm and engaged Child, Van Wagoner & Bradshaw, PLLC ("CVB") as its new independent registered public accounting firm. As described in the third paragraph of Item 4.01(a)(iii) below, the change in independent registered public accounting firms is not the result of any disagreement with Fitzgerald, Snyder.

Item 4.01 (a) Previous Independent Accountants

(i)

On August 3, 2006, the Company dismissed Fitzgerald, Snyder as its independent registered public accounting firm. The Company’s Audit Committee made the decision to change independent accountants and that decision was approved, ratified and adopted by the Company’s Board of Directors.

(ii)

The report of Fitzgerald, Snyder on the consolidated financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern. The report of Fitzgerald, Snyder on the consolidated financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.

(iii)

In connection with their audits for the years ended December 31, 2004 and December 31, 2005, there have been no disagreements with Fitzgerald, Snyder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Fitzgerald, Snyder would have caused them to make reference thereto in their reports on financial statements for such years. Fitzgerald, Snyder & Co., P.C. did not complete a review of the unaudited consolidated financial statements for the quarter ended March 31, 2006.

(iv)

The Company has requested Fitzgerald, Snyder to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 4, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Item 4.01 (b) New Independent Accountants

On August 3, 2006, the Company engaged CVB as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with, and including, the quarter ended March 31, 2006. The Audit Committee made the decision to engage CVB and that decision was approved, adopted and ratified by the Company’s Board of Directors. The Company has not consulted with CVB during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that CVB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

In deciding to select CVB, the Audit Committee considered CVB’s experience and expertise related to public companies as well as reviewed auditor independence issues and existing commercial relationships with CVB. The Audit Committee concluded that CVB has no commercial relationship that would impair its independence and had the appropriate expertise that the Company required regarding its current operations.

Fitzgerald, Snyder had been the Company’s independent registered public accounting firm since 2001. The Audit Committee and the Company thank Fitzgerald, Snyder for its service to the Company over the past 5 years. The Audit Committee and the Company believe Fitzgerald, Snyder consistently provided quality services to the Company. The Company expects to similarly receive long-term quality service from CVB.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Fitzgerald, Snyder & Co., P.C., dated August 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: August 4, 2006	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Fitzgerald, Snyder & Co., P.C., dated August 4, 2006

Exhibit 16.1

August 4, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: Datameg Corporation

We have read the statements that we understand Datameg Corporation will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

FITZGERALD, SNYDER & CO., P.C.